UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2014

Aetrium Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-22166	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 Helen Street, North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 770-2000

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

KBS Note Extension

On September 18, 2014, KBS Builders, Inc. (“KBS Builders”), a wholly-owned subsidiary of Aetrium Incorporated (the “Company”), entered into a letter agreement with KBS Building Systems, Inc. (“KBS Building Systems”) pursuant to which the parties agreed to amend an unsecured promissory note, dated April 2, 2014, made by KBS Builders for the benefit of KBS Building Systems in the original principal amount of $5.5 million (the “KBS Note”), to extend the maturity date thereunder from October 1, 2014 to December 1, 2014. All of the other terms of the KBS Note remain the same.

The KBS Note was issued as partial consideration for the acquisition by KBS Builders of assets related to the business of manufacturing, selling, and distributing modular housing units for residential and commercial use, and the original terms thereof are described in detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2014.

Lone Star Financing

On September 19, 2014, the Company entered into a Securities Purchase Agreement (the “LSV Purchase Agreement”) with Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”) pursuant to which LSV Co-Invest I purchased, for $2.0 million in cash, an unsecured promissory note made by the Company in the principal amount of $2.0 million (the “LSV Note”), bearing interest at 10.0% per annum, with interest payable semiannually and any unpaid principal and interest due on April 1, 2019. The Company may prepay the LSV Note at any time after a specified amount of advance notice to LSV Co-Invest I.

The LSV Note provides for customary events of default, the occurrence of any of which may result in the principal and unpaid interest then outstanding becoming immediately due and payable.

The foregoing descriptions of the LSV Purchase Agreement and the LSV Note are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

LSV Co-Invest I also holds a promissory note of the Company, dated July 21, 2014, in the original principal amount of $2,500,000. Additionally, Lone Star Value Investors, LP (“LSVI”), an affiliate of LSV Co-Invest I, owns 60,588 shares of the Company’s common stock, or approximately 5.6% of the shares outstanding, and holds a promissory note of the Company, dated April 1, 2014, in the original principal amount of $6,000,000, and a convertible promissory note of the Company, dated April 1, 2014, in the original principal amount of $500,000, convertible into shares of the Company’s common stock. Jeffrey E. Eberwein, the Company’s Chairman of the Board, is the founder and Chief Executive Officer of Lone Star Value Management, LLC, the investment manager of LSVI, and is the manager of Lone Star Value Investors GP, LLC, the general partner of LSVI and LSV Co-Invest I.

The Company’s entry into the LSV Purchase Agreement was approved by a Special Committee of the Company’s Board of Directors consisting solely of independent directors.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the KBS Note and the LSV Note is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Promissory Note, dated September 19, 2014.
10.1	Securities Purchase Agreement, dated September 19, 2014, by and between Aetrium Incorporated and Lone Star Value Co-Invest I, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetrium Incorporated

Dated: September 22, 2014	By:	/s/ Paul H. Askegaard
	Name:	Paul H. Askegaard
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Promissory Note, dated September 19, 2014.
10.1	Securities Purchase Agreement, dated September 19, 2014, by and between Aetrium Incorporated and Lone Star Value Co-Invest I, LP.